Exhibit 10.4

Execution Version

DECARBONIZATION PLUS ACQUISITION CORPORATION

2744 Sand Hill Road

Menlo Park, CA 94025

October 19, 2020

Riverstone Equity Partners LP

712 Fifth Avenue, 36th Floor

New York, NY 10019

Re:	Administrative Support Agreement

Gentlemen:

This letter agreement by and between Decarbonization Plus Acquisition Corporation (the “Company”) and Riverstone Equity Partners LP (“Riverstone”), an affiliate of our sponsor, Decarbonization Plus Acquisition Sponsor, LLC, dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the NASDAQ Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Riverstone shall make available to the Company, at 712 Fifth Avenue, 36th Floor, New York, NY 10019 (or any successor location of Riverstone), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Riverstone the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii) Riverstone hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

DECARBONIZATION PLUS ACQUISITION CORPORATION

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

[Signature Page to Administrative Support Agreement]

AGREED TO AND ACCEPTED BY:

RIVERSTONE EQUITY PARTNERS LP

By: RIVERSTONE HOLDINGS LLC,
its general partner

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Authorized Officer

[Signature Page to Administrative Support Agreement]